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                                                                  EXHIBIT (i)(2)


            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                              April 26, 2006


Van Kampen Equity and Income Fund
1221 Avenue of the Americas
New York, New York 10020

                  Re:  Post-Effective Amendment No. 88 to the
                       Registration Statement on Form N-1A for
                       the Van Kampen Equity and Income
                       Fund (the "Registration Statement")
                       (File Nos. 2-15957 and 811-919)
                       --------------------------------


     We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                               Very truly yours,



                                               /s/ Skadden, Arps, Slate,
                                                   Meagher & Flom LLP